Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on:

Form S-3 Nos.	Form S-8 Nos.
333-219092	033-57867
333-219379	333-50035
333-233483	333-69823
333-239673	333-116488
333-261845	333-118152
333-118153
333-118154
333-147923
333-147924
333-158895
333-158896
333-181692
333-197042
333-206895
333-207147
333-218234
333-235414

of Truist Financial Corporation of our report dated February 22, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina
February 22, 2022